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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of DOR BioPharma, Inc. for the registration of 15,334,625 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the consolidated financial statements of DOR BioPharma, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Fort Lauderdale, Florida
October 10, 2003